SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications  pursuant to Rule 425 under the Securities Act

☐                                    Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐                                    Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01.                                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 27, 2005, the Board of Directors of Monster Worldwide, Inc. (the “Company”) adopted, subject to stockholder approval at the annual meeting, an amendment (the “Amendment”) to the Company’s 1999 Long Term Incentive Plan (the “LTIP”).  The Company’s stockholders approved the Amendment at the Annual Meeting of Stockholders held on June 16, 2005.

 The Amendment provides that in lieu of the formula stock option awards to non-employee directors previously granted under the LTIP, each non-employee director of the Company will be awarded 5,000 shares of common stock upon his or her commencement of service as a non-employee director and will be awarded 2,500 shares of common stock on the trading day following each annual meeting (provided that the non-employee director was a non-employee director at, or appointed or elected to, the Board of Directors as a non-employee director at the last annual meeting). Of the 5,000 shares of common stock granted to non-employee directors upon their commencement of service, 2,500 shares will be vested on the date of grant and the remaining 2,500 shares will vest on the first anniversary of the date of grant. Of the 2,500 shares of common stock granted to non-employee directors on an annual basis, 1,250 shares will become vested on each of the first two anniversaries of the date of grant. In each case vesting is conditioned on the director being a director on the applicable vesting date. In addition, all unvested shares of common stock will immediately vest in full upon a “change in control” (as defined in the LTIP) of the Company. In addition, non-employee directors will also remain eligible to receive discretionary awards of any type permitted under the LTIP as may be approved by the Board of Directors from time to time, in its sole discretion.  A copy of the LTIP, as amended by the Amendment, is filed herewith as Exhibit 10.1.

On June 17, 2005, John Gaulding, Michael Kaufman, Ronald Kramer, David Stein and John Swann, each a non-employee director of the Company, were each awarded 2,500 shares of the Company’s common stock, 1,250 shares of which will become vested on each of the first two anniversaries of the date of grant.

In addition, on June 16, 2005, the Company amended its employment letter with John Mclaughlin, dated September 24, 2002, as amended by the letters dated April 1, 2003 and June 16, 2004 (the “Employment Letter Amendment”), to extend the severance benefits Mr. Mclaughlin would be entitled to receive if terminated by the Company other than for Cause (as defined therein) and upon his execution and delivery to the Company of a separation agreement and general release and the expiration of any applicable recession period, from a period of nine months to a period of twelve months.  The Employment Letter Amendment is filed herewith as Exhibit 10.2.

ITEM 9.01.                                      FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits

10.1                           Monster Worldwide, Inc. 1999 Long Term Incentive Plan, as amended.

10.2                           Employment Letter Amendment, dated June 16, 2005, by and between the Company and John Mclaughlin to the Employment Letter Agreement dated September 24, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and General Counsel

Dated: June 17, 2005